                                   EXHIBIT (J)

                    Consent of Independent Public Accountants

                         CONSENT OF INDEPENDENT AUDITORS

We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights," "Independent Public Accountants", and "Financial Statements" and to
the use of our report on the Legacy  Growth Fund dated  November 27, 2002 in the
Registration   Statement  (Form  N-1A)  of  The  Legacy  Funds,   Inc.  and  its
incorporation by reference in the related Prospectus and Statement of Additional
Information   filed  with  the  Securities  and  Exchange   Commission  in  this
Post-Effective   Amendment  No.  3  to  the  Registration  Statement  under  the
Securities  Act of 1933 (File No.  333-83871) and in this Amendment No. 6 to the
Registration  Statement  under  the  Investment  Company  Act of 1940  (File No.
811-09495).

                              /s/ ERNST & YOUNG LLP

Milwaukee, Wisconsin
February 26, 2003